UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-0575361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1822 43rd St. SW	Mason City	IA	50401
(Address of principal executive offices)			(Zip Code)

(641)	423-8525	0001206942
(Registrant's telephone number, including area code)		(Central Index Key)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On or about December 15, 2021, Golden Grain Energy, LLC (the "Company") determined its estimate of taxable income per membership unit as of December 31, 2021. Based on our preliminary financial results, which may change, we anticipate our members may have approximately $3.05 in taxable income per membership unit for those who owned their units for the 12-months ending December 31, 2021. If a member owned its membership units, or a portion of them, for less than the entire calendar year, our members's share of company income or loss will be prorated based on the portion of the year that our member owned the units.

This current report contains forward-looking statements that involved future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as "may", "should", "anticipate", "believe", "expect", "will", "plan", "future", "intended", "could", "estimate", "predict", "hope", "potential", "continue", or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involved numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the factors identified in our periodic reports.

We are not under any duty to update the forward-looking statements contained in this current report. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this current report. We qualify all of our forward-looking statements by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: December 17, 2021	/s/ Brooke Peters
Brooke Peters
Chief Financial Officer
(Principal Financial Officer)